Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SPLINTERNET HOLDINGS, INC.", CHANGING ITS NAME FROM "SPLINTERNET HOLDINGS, INC." TO "DEFENTECT GROUP, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF MARCH, A.D. 2010, AT 4:49 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4129835 8100

100276561

AUTHENTICATION: 7867979

DATE: 03-12-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 03/12/2010
FILED 04:49 PM 03/12/2010
SRV 100276561 - 4129835 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SPLINTERNET HOLDINGS, INC.

We, the undersigned, President and Secretary, respectively, of **SPLINTERNET HOLDINGS, INC.**, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That the name of the corporation is **SPLINTERNET HOLDINGS, INC.**

SECOND: That Article First of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

> "FIRST: The name of this corporation (the "Corporation") is **DEFENTECT GROUP, INC.**"

THIRD: That the total number of shares of stock which the Corporation is authorized to issue is: 100,000,000 shares, consisting of 90,000,000 shares of common stock, having a par value of $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, having such powers, preferences and rights and the qualifications, limitations or restrictions thereof as shall be determined by the board of directors of the Corporation from time to time.

FOURTH: That Article Fourth of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

> "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is: 260,000,000 shares, consisting of 250,000,000 shares of common stock, having a par value of $0.001 per share, and 10,000,000 shares of preferred stock, having a par value of $0.001 per share, having such powers, preferences and rights and the qualifications, limitations or restrictions thereof as shall be determined by the board of directors of the Corporation from time to time."

FIFTH: That the amendment shall be effective on March 23, 2010.

SIXTH: That the amendment was authorized by the unanimous written consent of the Board of Directors followed by written consent of the stockholders being given in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have hereunto signed this certificate this 12th day of March, 2010, and we affirm the statements contained herein as true under penalties of perjury.

James C. Ackerly, President

Attest:

James C. Ackerly, Secretary